VERTEX ENERGY, INC. 8-K

Exhibit 99.1

Investor Relations Contact: Marlon Nurse, D.M. Senior Vice President 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES SECOND QUARTER AND YEAR-TO-DATE 2017 FINANCIAL RESULTS

Revenue increased 51% year-over-year, while Gross Profit margin was 14.7 percent

Conference call to be held today at 9:00 A.M. EDT

HOUSTON, TX – August 8, 2017 Vertex Energy, Inc. (NASDAQ:VTNR), a refiner and marketer of high-quality specialty hydrocarbon products, announced today its financial results for the second quarter and year-to-date, the three and six months ended June 30, 2017.

FINANCIAL HIGHLIGHTS FOR SECOND QUARTER OF 2017

●	Revenue increased to $36.9 million, compared to $24.4 million
●	Gross profit was up 3% to $5.4 million, while gross profit margin was 14.7%
●	Overall volume was up 19%
●	Net loss of $2.7 million, or a loss of $0.08 per share, an improvement over a net loss of $0.21 per share a year ago

FINANCIAL HIGHLIGHTS FOR FIRST SIX MONTHS OF 2017

●	Revenue increased to $71.7 million, compared to $38.6 million
●	Gross profit was up 89% to $9.5 million, while gross profit margin was 13.2%
●	Overall volume was up 30%
●	Net loss of $6.7 million, or a loss of $0.21 per share, an improvement over a net loss of $0.29 per share a year ago

DIVISION FINANCIAL HIGHLIGHTS FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2017

Black Oil division, which includes our Thermal Chemical Extraction Process (TCEP) and Marrero and Heartland business units, is a collector, aggregator, logistics manager, and re-refiner of used motor oil, posted:

For Second Quarter of 2017:

●	Revenue was $27.4 million, an increase of 38% from a year ago
●	Gross profit increased 3% to $4.4 million
●	Volume increased 14% and per barrel margins were down 10% compared to year ago

For First Six Months of 2017:

●	Revenue was $52.2 million, an increase of 74% from a year ago
●	Gross profit increased 129% to $7.4 million
●	Volume increased 29% and per barrel margins were up 77% from a year ago

Refining and Marketing, which produces three distinct products from distressed hydrocarbon streams, posted:

For Second Quarter of 2017:

●	Revenue was $5.2 million, an increase of 77% from a year ago
●	Gross profit decreased 39% to $462,000
●	Volume increased 54% and per barrel margins was down 60% from the same period a year ago

For First Six Months of 2017:

●	Revenue was $10.6 million, up 91% from a year ago
●	Gross profit declined 6% to $1.2 million
●	Volume rose 32% and per barrel margins were down 28% from a year ago

Vertex Recovery, which is responsible for the proper recovery and management of hydrocarbon streams, the marketing of Group III base oils and the proper dismantling and recovery of metals from industrial and marine facilities, posted:

For Second Quarter of 2017:

●	Revenue was $4.3 million, an improvement of 160% from a year ago
●	Gross profit was up 141% to $548,000
●	Volume increased 9% and per barrel margins was up 120% from the same period ago

For First Six Month of 2017:

●	Revenue was $8.9 million, an increase of 193% from a year ago
●	Gross profit rose 76% to $936,000
●	Volume jumped 31% and per barrel margins were up 35% from the same period a year ago

Benjamin P. Cowart, Chairman and CEO of Vertex Energy, stated, “We are encouraged by the continued improvements of the Company’s operations. One of our goals for 2017 has been to increase our throughput at our facilities. In addition, our progress was demonstrated in our operating performance. Production volumes at each of our facilities were significantly above our internal goals driven by continued improvements at each of our facilities.”

Mr. Cowart added, “Capital investments in our facilities and our focus on increasing volume continue to have a positive impact on our business operations. Although we experienced spread compression in our Marrero operations during the second quarter, we are pleased by the increase in our collected volume and the performance at our Heartland facility.”

Mr. Cowart concluded, “Our team has worked very hard to stabilize and improve our financial performance this year. We are confident in our business model and the stability of our business operations for the long-term.”

SECOND QUARTER 2017 FINANCIAL RESULTS CONFERENCE CALL

Management will host a conference call today at 9 A.M. EDT. Those who wish to participate in the conference call may telephone 1-877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until December 1, 2017, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers using conference ID # 13666651.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (VTNR) is a specialty refiner and marketer of high-quality hydrocarbon products. Our business divisions include aggregation and transportation of refinery feedstocks such as used motor oil and other petroleum and chemical co-products to produce and commercialize a broad range of high purity intermediate and finished products such as fuel oils, marine grade distillates and high purity base oils used for lubrication. Vertex operates on a regional model with strategic hubs located in key geographic areas in the United States. With its headquarters in Houston, Texas, Vertex Energy’s processing operations are located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). For more information on Vertex Energy please contact Porter, LeVay & Rose, Inc.’s investor relations representative Marlon Nurse, D.M. at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Vertex Energy, Inc.

Reconciliation of Net Income (Loss) attributable to Vertex Energy, Inc., to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended June 30, 2017	For the Six Months Ended June 30, 2017
Net (loss) income attributable to Vertex Energy, Inc.	$(1,867,506)	$(5,063,914)

Interest income	$(2,277)	$(4,229)
Interest expense	$618,448	$1,954,935
Depreciation and amortization	$1,645,030	$3,245,090
Tax (expense) benefit	$—	$—
EBITDA*	393,695	131,882
Add (deduct): Stock-based compensation	$148,736	$297,473
Adjusted EBITDA*	592,431	429,355

* EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts and stock-based compensation expense. EBITDA and adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

●	EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
●	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
●	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
●	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
●	Other companies in this industry may calculate EBITDA and adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$458,374	$1,701,435
Escrow - current restricted cash	1,508,447	1,504,723
Accounts receivable, net	9,621,028	10,952,219
Inventory	4,604,679	4,357,958
Prepaid expenses	785,319	2,669,117
Total current assets	16,977,847	21,185,452

Noncurrent assets
Fixed assets, at cost	64,096,722	62,316,808
Less accumulated depreciation	(14,330,153)	(12,286,874)
Fixed assets, net	49,766,569	50,029,934
Goodwill and other intangible assets, net	15,462,495	15,252,332
Other assets	389,050	518,250
TOTAL ASSETS	$82,595,961	$86,985,968

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,825,113	$9,440,696
Dividends payable	418,571	504,474
Capital leases	33,953	133,153
Current portion of long-term debt, net of unamortized finance costs	1,002,159	9,649,282
Revolving note	2,835,749	2,726,039
Total current liabilities	12,115,545	22,453,644
Long-term liabilities
Long-term debt, net of unamortized finance costs	13,029,635	1,848,111
Contingent Consideration	284,410	—
Derivative liability	3,060,551	4,365,992
Total liabilities	28,490,141	28,667,747

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,327,028 and 3,229,409 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively with a liquidation preference of $10,313,787 and $10,011,168 at June 30, 2017 and December 31, 2016, respectively.	6,449,076	5,676,467

Series B-1 Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 12,579,522 and 12,282,638 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively with a liquidation preference of $19,624,054 and $19,160,915 at June 30, 2017 and December 31, 2016, respectively.	14,801,147	13,927,788

EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 456,608 and 492,716 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively with a liquidation preference of $680,346 and $734,147 at June 30, 2017 and December 31, 2016, respectively.	457	493

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, 31,568 and 31,568 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively with a liquidation preference of $3,156,800 and $3,156,800 at June 30, 2017 and December 31, 2016, respectively.	32	32

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 32,655,135 and 33,151,391 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively, with zero and 1,108,928 shares held in escrow at June 30, 2017 and December 31, 2016, respectively.	32,655	33,151
Additional paid-in capital	67,393,536	66,534,971
Accumulated deficit	(34,735,115)	(27,958,578)
Total Vertex Energy, Inc. stockholders’ equity	32,691,565	38,610,069
Non-controlling interest	164,032	103,897
Total Equity	$32,855,597	$38,713,966
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$82,595,961	$86,985,968

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$36,912,779	$24,428,444	$71,683,393	$38,561,048
Cost of revenues (exclusive of depreciation shown separately below)	31,486,599	19,168,398	62,188,153	33,539,526
Gross profit (loss)	5,426,180	5,260,046	9,495,240	5,021,522

Operating expenses:
Selling, general and administrative expenses	5,359,897	4,714,558	10,589,734	10,210,545
Depreciation and amortization	1,645,030	1,553,655	3,245,090	3,196,615
Total operating expenses	7,004,927	6,268,213	13,834,824	13,407,160
Loss from operations	(1,578,747)	(1,008,167)	(4,339,584)	(8,385,638)
Other income (expense):
Interest income	2,277	2,486	4,229	2,963
Gain (loss) on sale of assets	(26,399)	—	(39,499)	9,701,833
Gain (loss) on change in value of derivative liability	384,769	1,645,288	1,305,441	(341,032)
Gain (loss) on futures contracts	20,570	(317,675	20,570	(261,759)
Interest expense	(618,448)	(406,019)	(1,954,935)	(2,321,511)
Total other income (expense)	(237,231)	924,080	(664,194)	6,780,494
Loss before income tax	(1,815,978)	(84,087)	(5,003,778)	(1,605,144)
Income tax benefit (expense)	—	—	—	117,646
Net loss	(1,815,978)	(84,087)	(5,003,778)	(1,487,498)
Net income (loss) attributable to non-controlling interest	51,528	(41,427)	60,136	(41,427)
Net loss attributable to Vertex Energy, Inc.	$(1,867,506)	$(42,660)	$(5,063,914)	$(1,446,071)

Accretion of discount on Series B and B-1 Preferred Stock	(410,097)	(471,877)	(843,298)	(858,535)
Accrual of dividends on Series B and B-1 Preferred Stock	(418,571)	(5,817,327)	(836,208)	(6,191,033)
Net loss available to common shareholders	$(2,696,174)	$(6,331,864)	$(6,743,420)	$(8,495,639)
Loss per common share
Basic	$(0.08)	$(0.21)	$(0.21)	$(0.29)
Diluted	$(0.08)	$(0.21)	$(0.21)	$(0.29)
Shares used in computing earnings per share
Basic	32,350,218	29,765,702	32,650,347	29,535,212
Diluted	32,350,218	29,765,702	32,650,347	29,535,212

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2017 AND 2016 (UNAUDITED)

	Six Months Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities
Net loss	$(5,003,778)	$(1,487,498)
Adjustments to reconcile net loss to cash used in operating activities
Stock based compensation expense	297,473	256,164
Depreciation and amortization	3,245,090	3,196,615
Rent paid by common stock	—	244,000
(Gain) loss on sale of assets	39,499	(9,701,833)
(Increase) decrease in fair value of derivative liability	(1,305,441)	341,032
Amortization of debt discount and deferred costs	428,159	1,305,707
Changes in operating assets and liabilities
Accounts receivable	1,331,191	(1,047,149)
Inventory	(208,027)	(224,462)
Prepaid expenses	1,883,798	230,614
Accounts payable and accrued expenses	(1,615,582)	(4,664,798)
Deferred revenue	—	(91,746)
Other assets	129,200	(1,303)
Net cash used in operating activities	(778,418)	(11,644,657)
Cash flows from investing activities
Acquisition of Acadiana	(710,350)	—
Acquisition of Nickco	(1,096,730)	—
Purchase of fixed assets	(990,096)	(2,310,582)
Proceeds from sales of Bango assets	—	29,788,114
Costs related to sale of Bango assets	—	(10,792,446)
Restricted cash	(3,724)	(1,501,792)
Proceeds from sale of fixed assets	223,296	20,900
Net cash provided by (used in) investing activities	(2,577,604)	15,204,194
Cash flows from financing activities
Purchase/Buy back Series B Preferred Stock	—	(11,189,849)
Proceeds from issuance of Series B-1 Preferred Stock	—	19,349,756
Issue costs for Series B-1 Preferred Stock	—	(607,890)
Payment of debt issuance costs	(1,718,088)	—
Line of credit (payments) proceeds, net	109,710	444,698
Proceeds from sale of Series C Preferred Stock	—	4,000,000
Proceeds from note payable	14,763,297	5,405,091
Payments on note payable	(11,041,958)	(17,753,076)
Net cash used in financing activities	2,112,961	(351,270)
Net change in cash and cash equivalents	(1,243,061)	3,208,267
Cash and cash equivalents at beginning of the period	1,701,435	765,364
Cash and cash equivalents at end of period	$458,374	$3,973,631

SUPPLEMENTAL INFORMATION
Cash paid for interest	$746,893	$1,006,379
Cash received for income tax benefit	$—	$117,646
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	36	120
Conversion of Series B-1 Preferred Stock into common stock	$119,440	$—
Accretion of discount on Series B and B-1 Preferred Stock	$843,298	$858,535
Dividends-in-Kind accrued on Series B and B-1 Preferred Stock	$836,207	$6,191,033
Conversion feature for Series B and B-1 Preferred Stock	$—	$2,371,106
Contingent consideration on Nickco acquisition	$284,410	$—
Common restricted shares for Nickco acquisition	$408,000	$—
Return of common shares for sale escrow	$1,109	$—